UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2005

CYMER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-21321	33-0175463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17075 THORNMINT COURT SAN DIEGO, CALIFORNIA		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 385-7300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2005, Cymer, Inc., a Nevada corporation (“Cymer”), entered into a Joint Venture Agreement (the “JV Agreement”) with (i) Carl Zeiss SMT AG, a German corporation (“SMT”); (ii) Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, German limited liability company (“LOB”); and (iii) the Swiss liability company that will be formed as part of the JV Agreement and named TCZ GmbH (“TCZ”).  TCZ is expected to develop, integrate, market and sell and support tools employing an excimer laser beam to induce crystallization of lower-temperature poly-silicon (LTPS) processing for the manufacture of flat panel displays.  LOB and SMT, together with their affiliated entities, are collectively referred to in this report as “Zeiss”.

TCZ will be owned 60% by Cymer and 40% by Zeiss.  As an initial capital contribution to TCZ, Cymer will contribute approximately $14,170,000 in cash.  The business of TCZ contemplates additional capital contributions over the first five years of its existence. Cymer will be responsible for 60% of the aggregate amount of these capital contributions.  Cymer will have the right to designate the CEO of TCZ.  TCZ will have a 4 person Board, with Cymer and Zeiss each appointing two (2) Board members.  In connection with the formation of TCZ, Cymer and Zeiss each agreed that, so long as it or any of its affiliates is a member of TCZ, it and its affiliates will not engage in any business competitive with the business of TCZ or knowingly sell any products or components for use in products competitive with TCZ.  If TCZ is dissolved, the intellectual property owned by TCZ will be distributed to the members as joint owners, and the remaining assets, net of liabilities, will be distributed to the members in accordance with their percentage interests.  Upon withdrawal from, or transfer of its interest in, the joint venture, Cymer may be subject to a non-competition provision under certain circumstances.

Cymer and Zeiss each will be responsible for developing the necessary components, within its area of competency, for TCZ’s products.  Cymer will enter into a long term Supply Agreement with TCZ to supply the components it develops for TCZ’s products.  The pricing for these component products will be determined pursuant to the provisions set forth in the JV Agreement.  Subject to certain exceptions, TCZ is required to purchase the relevant component products from Cymer.

To facilitate collaboration between the parties, Cymer will enter into an Intellectual Property Agreement with TCZ and Zeiss, pursuant to which, among other things, Cymer will grant TCZ and Zeiss a royalty-free license, subject to certain restrictions, to use any intellectual property developed by Cymer in the course of the collaboration in Cymer’s field of competency.

In connection with the JV Agreement, Cymer also will enter into various ancillary agreements with TCZ related to administrative services, research and development services, the use of certain Cymer facilities and other areas of operational support to be provided by Cymer to TCZ.

Item 8.01. Other Events.

On July 19, 2005, Cymer and Zeiss issued a joint press release announcing the signing of the JV Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)               Exhibits:

Exhibit Number	Description
99.1	Joint Press Release, dated July 19, 2005, issued by Cymer, Inc. and Carl Zeiss SMT AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

Date: July 19, 2005	By:	/s/ Nancy J. Baker
Nancy J. Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release, dated July 19, 2005, issued by Cymer, Inc. and Carl Zeiss SMT AG.